Exhibit 3.89

ARTICLES OF INCORPORATION

OF

TEL-SAVE HOLDINGS OF VIRGINIA, INC.

The undersigned incorporator, Eileen R. Ferrara, 555 Twelfth Street, N.W., Washington, D.C. 20004, does hereby declare the intention of forming a corporation under and by virtue of Chapter 9 of Title 13.1 of the Code of Virginia authorizing the formation of corporations, and hereby certifies as follows:

FIRST: The name of the corporation (hereinafter referred to as the “Corporation”) is: Tel-Save Holdings of Virginia, Inc.

SECOND: The purpose or purposes for which the Corporation is organized are to conduct business as a public service company for the purpose of providing telephony service in the Commonwealth of Virginia. The Corporation shall not conduct any other kind of public service business in the Commonwealth of Virginia and shall not have general business powers in the Commonwealth of Virginia; provided, however, that the Corporation may conduct in the Commonwealth of Virginia such other public service business or nonpublic service business so far as may be related to or incidental to its public service business described above, and provided, further, that the Corporation may conduct in any other state any such business as may be authorized or permitted by the laws thereof.

THIRD: The post office address of the registered office of the Corporation in this State is 5511 Staples Mill Road, Richmond, Henrico County, Virginia 23228. The registered agent of the Corporation is Edward R. Parker, a resident of the Commonwealth of Virginia and a member of the Virginia State Bar, whose address is the same as the registered office of the Corporation.

FOURTH: The total amount of the authorized capital stock of the Corporation is One Thousand (1,000) shares of common stock, having a par value of One Cent ($0.01) per share, all such shares to constitute one class only. There shall be no preemptive rights.

FIFTH: The number of directors of the Corporation shall be not fewer than one (1) nor more than five (5), which number may be changed pursuant to the bylaws of the Corporation.

SIXTH: The Corporation shall indemnify each officer and director, whether or not then in office, against any and all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her arising from, in connection with or attributable to any action, suit, cause of action, claim or proceeding to which such officer or director is a party because such officer or director is or was an officer or director of the Corporation, provided that in the event such officer or director shall be adjudged to be liable for negligence or willful misconduct in the performance of duty in any such proceeding, then no right to reimbursement shall obtain. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that any officer or director did not act in good faith and in a manner which such officer or director reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

SEVENTH: The duration of the Corporation shall be perpetual.

IN WITNESS WHEREOF, I, the undersigned Incorporator, hereby acknowledge on the 17th day of April, 1997 under the penalties of perjury that the matters and facts contained in these Articles of Incorporation are true and correct in all material respects to the best of my knowledge, information and belief, and that the execution of these Articles of Incorporation is my act and deed.

/s/ Eileen R. Ferrara
Eileen R. Ferrara, Incorporator

ARTICLES OF AMENDMENT OF

TEL-SAVE HOLDINGS OF VIRGINIA, INC.

ONE

The name of the corporation is TEL-SAVE HOLDINGS OF VIRGINIA, INC.

TWO

The corporate name has been changed to Talk America of Virginia, Inc.

THREE

No change

FOUR

The foregoing amendment was adopted on April 10, 2001.

FIVE

The amendment was adopted by unanimous consent of the shareholders.

The undersigned (chairman or vice-chairman of the board of directors, president, or any other of its officers authorized to act on behalf of the corporation Executive Vice President and Secretary declares that the facts herein stated are true as of May 22, 2001.

TEL-SAVE HOLDINGS OF VIRGINA, INC

By:	/s/ Aloysius T. Lawn

Aloysius T. Lawn, Executive Vice President and Secretary